SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549



                                    FORM 8-K

                Current Report Pursuant to Section 13 or 15(d) of
                           The Securities Act of 1934


        Date of Report (Date of earliest event reported): March 16, 2001



                           BERGEN BRUNSWIG CORPORATION
             (Exact name of Registrant as specified in its charter)


  New Jersey                         1-5110                 22-1444512
  ----------                         ------                 ----------
(State or other                   (Commission               (I.R.S. Employer
jurisdiction of                    File Number)             Identification No.)
incorporation)


                             4000 Metropolitan Drive
                          Orange, California 92868-3510
          (Address of principal executive offices, including zip code)


                                 (714) 385-4000
              (Registrant's telephone number, including area code)


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Item 5.  Other Events

     On March 19, 2001, Bergen Brunswig Corporation, a New Jersey corporation ("Bergen"), announced that it had entered into an Agreement and Plan of Merger, dated as of March 16, 2001 (the "Merger Agreement"), among Bergen, AmeriSource Health Corporation, a Delaware corporation ("AmeriSource"), AABB Corporation, a Delaware corporation 50% owned by each of Bergen and AmeriSource ("Parent"), A-Sub Acquisition Corp., a Delaware corporation and a direct wholly owned subsidiary of Parent ("AmeriSource Merger Sub"), and B-Sub Acquisition Corp., a New Jersey corporation and a direct wholly owned subsidiary of Parent ("Bergen Merger Sub").

     Pursuant to the Merger Agreement, Parent will acquire all of the common stock of each of AmeriSource and Bergen through the merger of AmeriSource Merger Sub with and into AmeriSource and the merger of Bergen Merger Sub with and into Bergen and the shareholders of each of AmeriSource and Bergen will receive shares of common stock of Parent in respect of their interests in AmeriSource and Bergen.

     As a result of the merger, (i) each issued and outstanding share of Bergen common stock will be converted into and represent the right to receive 0.37 shares of common stock, par value $0.01 per share, of Parent, and (ii) each issued and outstanding share of AmeriSource common stock will be converted into and represent the right to receive one share of common stock, par value $0.01 per share, of Parent.

     Consummation of the merger is subject to certain conditions, including, among other things, (i) approval of the merger by the shareholders of each of Bergen and AmeriSource, (ii) the expiration or termination of the waiting period under the Hart-Scott-Rodino Antitrust Improvements Act of 1976 and (iii) the promulgation of a final Statement of Financial Accounting Standards, which shall provide for accounting treatment of the mergers and the other transactions contemplated by the Merger Agreement in all material respects as in the Exposure Draft of the proposed Statement entitled Business Combinations and Intangible Assets - Accounting for Goodwill, dated February 14, 2001.

     The above description is entirely qualified by the Merger Agreement, which is attached hereto as Exhibit 2.1 and is incorporated herein by reference.

     On March 19, 2001, Bergen and AmeriSource issued a press release relating to the Merger Agreement and the related transactions. A copy of the press release is attached hereto as Exhibiti 99.1 and is incorporated herein by reference.

Certain Information Concerning Participants

     Bergen Brunswig Corporation and certain other individuals named below may be deemed to be participants in the solicitation of proxies from Bergen Brunswig Corporation shareholders. The participants in the solicitation may include the following directors and executive officers of Bergen Brunswig Corporation:
Robert E. Martini, Neil F. Dimick, Charles C. Edwards, M.D., Jose E. Blanco, Sr., Charles J. Lee, George R. Liddle, George E. Reinhardt, Jr., Rodney H. Brady, Brent R. Martini, James R. Mellor, Francis G. Rodgers, Charles J. Carpenter, Steven H. Collis, Milan A. Sawdei, Andrew P. McVay, Michael A. Montevideo, Linda M. Burkett and Carol E. Scherman. Donna Dolan, who is an officer of Bergen Brunswig Corporation, may also be deemed to be a participant in the solicitation of proxies from Bergen Brunswig Corporation shareholders.

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     Collectively, as of November 1, 2000, the directors and executive officers of Bergen Brunswig Corporation beneficially owned approximately 5.6% of the outstanding shares of Bergen Brunswig Corporation common stock. Shareholders may obtain additional information regarding the interests of the directors and executive officers of Bergen Brunswig Corporation by reading the joint proxy statement/prospectus when it becomes available.


Item 7.  Financial Statements and Exhibits

        (c)  Exhibits

              2.1 Agreement and Plan of Merger, dated as of March 16, 2001, among AABB Corporation, AmeriSource Health Corporation, Bergen Brunswig Corporation, A-Sub Acquisition Corp. and
                                B-Sub Acquisition Corp.

             99.1 Joint press release issued by Bergen Brunswig Corporation and AmeriSource Health Corporation on March 19, 2001.


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                                   SIGNATURES

     Pursuant to the requirements of the Securities Exchange Act of 1934, Bergen Brunswig Corporation has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.


                                            BERGEN BRUNSWIG CORPORATION


Date:    March 19, 2001                     By:  /S/   Milan A. Sawdei
                                                ------------------------
                                                Name:  Milan A. Sawdei
                                                Title: Executive Vice President


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                                  EXHIBIT INDEX

Exhibit
   No.      Description
--------    --------------

2.1 Agreement and Plan of Merger, dated as of March 16, 2001, among AABB Corporation, AmeriSource Health Corporation, Bergen Brunswig Corporation, A-Sub Acquisition Corp. and B-Sub Acquisition Corp.

99.1 Joint press release issued by Bergen Brunswig Corporation and AmeriSource Health Corporation on March 19, 2001.